SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 16, 2011
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Levi Strauss & Co. (the “Company”) announced that Anne Rohosy was appointed Executive Vice President and President, Global Dockers®, effective immediately. A copy of the press release announcing this appointment is attached as Exhibit 99.1 hereto.
Ms. Rohosy, 52, was most recently Senior Vice President, Levi’s® Wholesale Commercial Operations, Americas, and prior to that was Senior Vice President of Levi’s North America Commercial Operations. She joined the Company in October 2009. From 2004 to 2009 she consulted for various apparel and consumer companies, following fifteen years at Nike, Inc. where she held various strategy and brand management positions.
Ms. Rohosy will receive an annual base salary of $475,000. Ms. Rohosy is eligible to participate in the Company’s Annual Incentive Program at a target participation rate of 70% of her base salary.
She will also participate in the Company’s 2006 Equity Incentive Plan and is eligible to receive a prorated amount of 1.5 times the standard grant of Stock Appreciation Right (“SAR”) units awarded to eligible executives in 2011, pending approval by the Board of Directors. SAR grants will be made under standard SAR terms and conditions. SAR units are granted with an exercise price equal to the fair market value of the covered shares on the date of grant as determined by the Board. 25% of each SAR grant vests 12 months from the date of grant with the remaining 75% balance vesting at a rate of 75%/36 months (2.08% per month), subject to continued service. Upon exercise of the SAR, the Company will deliver to the recipient shares with a value equal to the product of the excess of the per share fair market value of the Company’s common stock on the exercise date over the exercise price, multiplied by the number of shares of common stock with respect to which the SAR is exercised. The Company will not receive any proceeds either from the issuance of the SAR or upon its exercise.
Ms. Rohosy will receive standard healthcare, life insurance and long-term savings program benefits, as well as a cash allowance of $15,000 per year under the Company’s executive perquisite program.
Ms. Rohosy’s employment is at-will and may be terminated by the Company or by Ms. Rohosy at any time.
There is no understanding or arrangement between Ms. Rohosy and any other person or persons with respect to her employment as the Executive Vice President and President, Global Dockers® and there are no family relationships between Ms. Rohosy and any director or other executive officer or person nominated or chosen by the Company to become a director or executive officer. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a participant in which Ms. Rohosy or any member of her immediate family had, or will have, a direct or indirect material interest.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit
Number	Description
99.1	Press release, dated May 16, 2011, announcing the appointment of the Company’s Executive Vice President and President, Global Dockers®.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 16, 2011	LEVI STRAUSS & CO.
	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated May 16, 2011, announcing the appointment of the Company’s Executive Vice President and President, Global Dockers®.